Exhibit 10.2

MASTER LEASE

THIS LEASE dated the 16th day of August, 2004 (the “Lease”) by and between Bernadette Castro (as to Parcel 1) Austin International Realty, LLC, a Florida limited liability company (as to Parcel 2) and 303 NE First, LLC, a Florida limited liability company (as to Parcel 3), with their principal place of business at 95 Forest Ave, Locust Valley, NY 11560 (hereinafter collectively referred to as “Landlord”) and North/Central BKCORP, Inc., a Florida corporation having its principal place of business at One Northeast First Avenue, Ocala, FL 34470 (hereinafter referred to as “Tenant”).

WITNESSETH:

In consideration of the mutual covenants contained herein and other good and valuable consideration, and intending to be legally bound hereby, Landlord and Tenant hereby agree with each other as follows:

SECTION 1.	Premises: Landlord hereby leases and lets to Tenant, and Tenant hereby takes and hires from Landlord, upon and subject to the terms, conditions, covenants and provisions hereof, the following described premises which are hereinafter referred to as the “Demised Premises”;

	Parcel 1:	The office building located at One Northeast First Avenue, Ocala, FL 34471;

	Parcel 2:	The adjacent drive through parking facility located at 117 East Silver Springs Boulevard, Ocala, Florida 34471;

	Parcel 3:	The off site parking lot located at 303 Northeast First Avenue, Ocala, FL 34471, Together with all other parking spaces either leased by or otherwise allocated to the Landlord for use in connection with the Demised Premises.

SECTION 2.	Term: The initial term of this Lease shall be for five (5) years and six (6) months commencing on September 1, 2004 and terminating on the last day of the month five (5) years and six (6) months thereafter (the “Initial Term”). If Alarion Bank has not received written preapproval from the State of Florida Department of Financial Services on or before September 1, 2004, the Commencement Date shall be on September 1, 2004 but either party may, at its option by written notice to the other, terminate this Lease, until Alariion Bank receives preapproval from the State of Florida.

SECTION 3.	Rent: The rental on the Demised Premises for the Initial Term will be at the rate of Six Thousand Six Hundred Sixty Six and 66/100 Dollars ($6,666.66) Dollars per month (the “Base Rent”) plus Florida sales tax. Rent shall begin to accrue on the earlier of (the “Rental Commencement Date”) of March 1, 2005. Rent shall be due and payable on the 10th day of each calendar month and shall be payable at the office of the Landlord first above written or at such other place of which Landlord shall give Tenant written notice at least ten (10) days in advance. During the period from the Effective Date until the Rental Commencement Date, Landlord shall be entitled to all income from the tenants of existing leases during such period and shall pay the following expenses:

Real Estate Taxes (allocable share)

Hazard and Liability Insurance (to be maintained by Landlord in Landlord’s name)

Exterminator

Utilities

Cleaning Service (at the current rate)

ADT Security

Elevator Maintenance (at the current rate)

Telephone

Fees and Permits, including parking (at the current rates)

Tenant shall pay for all repairs and maintenance or other costs than specified above with the exception of repairs necessitated by the tenants of the existing leases. It is further the intention of the parties that Tenant shall be responsible for any incremental costs from actions taken by or for Tenant.

If Rent is not received by Landlord by the day it is due, it shall be subject to an automatic late charge of 10% of such Rent and an additional late charge of 5% of such Rent every fifth (5th) day thereafter. After default, all such charges, along with the Rent, shall be paid in the form of a cashier’s check, certified check or money order. Acceptance of the Rent or any portion thereof without the automatic late charge shall not constitute a waiver of such charges.

If Tenant’s Rent check is returned for any reason, Tenant agrees to pay Landlord $200.00 as a handling charge in addition to any applicable late charge. Returned checks must be redeemed by cashier’s check, certified check or money order. In the event more than one (1) Rent check is returned, all subsequent Rent must be paid by cashier’s check, certified check or money order.

SECTION 4.	Use of Premises: The Demised Premises may be used for office, retail or banking to the extent such use is permitted by the applicable provisions of the Land Development Regulations of the City of Ocala, Florida. Tenant shall conduct its business and ensure that all business conducted at the Demised Premises is at all times conducted in a first class and business like manner.

Tenant shall not violate and shall comply with all laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the Premises, and with such standards established and recommendations, made from time-to-time or requirements of all carriers of insurance on the Premises and any Board of Underwriters, Rating Bureau or similar body standards which are applicable to the Premises or the use and occupancy thereof by Tenant. Tenant will not allow the Premises to be used for any illegal or immoral purpose. Tenant shall, at Tenant’s sole cost and expense, make all changes to the Premises which are or hereafter may be required in order to comply with the foregoing. Tenant shall employ, at Tenant’s sole cost and expense, such pest extermination at such times as is necessary to keep the Premises free from pests and vermin. Tenant shall not commit or suffer to be committed any waste upon the Premises. Tenant shall not allow or permit any occurrence which constitutes a nuisance, or otherwise interferes with the safety, comfort or convenience of Landlord, other tenants or anyone lawfully using the Premises. Tenant shall have no claim against Landlord for any damages nor shall any of Tenant’s obligations hereunder be affected should the use and occupancy of the Premises for the Permitted Use be prohibited or impaired by reason of act of any governmental authority.

Notwithstanding anything to the contrary contained herein the following uses are specifically prohibited: a cocktail lounge, bar, disco, pool hall, billiard parlor, skating rink, roller rink, amusement arcade, children’s play or party facility, adult book store, adult theater, adult amusement facility, any facility selling or displaying pornographic materials or having such displays, second hand store, odd lot, closeout or liquidation store, auction house, flea market, blood bank, sleeping quarters or lodging, the outdoor housing or raising of animals, the sale, leasing or storage of automobiles or other vehicles, any industrial use, an assembly hall, off track betting establishment, bingo parlor, any use involving the use, storage, disposal or handling of hazardous materials or underground storage tanks.

SECTION 5.	Condition of Demised Premises/Compliance with Law/Existing Leases: Tenant will supply any apparatus, appliance, or material and will cause any work to be done in and about the Demised Premises which may be required or ordered by any lawful authority during the term hereof or any extension thereof. Tenant has leased the demised premises “as is,” without any warranties or representations by Landlord. The Tenant shall keep and maintain the demised premises in compliance with, and shall not cause or permit the demised premises to be in violation of, any federal, state, or local laws, ordinances or regulations relating to industrial hygiene or to the environmental conditions on, under, about, or affecting the demised premises. The Tenant shall not use, generate, manufacture, store, or dispose of on, under or about the demised premises or transport to or from the demised premises any flammable explosives, radioactive materials, hazardous wastes, toxic substances, or related materials.

SECTION 6.	Net Lease/Taxes and Utility Expenses:

(a) This Lease shall be deemed and construed to be a “net lease” and Tenant shall pay to Landlord, absolutely net throughout the term of this Lease, the rent, and other sums payable hereunder, and under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever hereunder or be under any other obligations or liability hereunder except as herein otherwise expressly set forth.

(b)     (i) Tenant shall, during the term of this Lease pay and discharge punctually, as and when the same shall become due and payable, all taxes, special and general assessments, and other governmental impositions and charges of every kind and nature whatsoever pertaining to the Demised Premises, (hereinafter referred to as “Taxes”). Taxes for the first and last years of the Lease shall be prorated. Landlord’s reasonable estimate of taxes for the last year of the term of the Lease shall be due on the last day of the term, subject to adjustment upon receipt of the actual bill. Tenant shall also be responsible for all taxes with respect to its property located on the Demised Premises.

(ii) Tenant shall pay the charges which may, during the demised term, be assessed or imposed or payable for the water used or consumed on the Demised Premises, whether determined by meter or otherwise, as soon as and when the charges therefor have been assessed and imposed.

(iii) If any holder of mortgage on the Demised Premises requires monthly escrow of Taxes, Tenant shall make such payments on behalf of Landlord to such mortgage holder upon notice of its address and shall receive a credit for amounts paid to such mortgage holder against amount due under Section.

All other utility service requirements on the Demised Premises, including sewer, gas, electricity and telephone, (hereinafter referred to as “Utility Expenses”), shall be the sole responsibility of Tenant.

(c) Any refunds or rebates on account of the Utility Expenses or Taxes paid by Tenant under the provisions of this Lease, shall belong to Tenant. Landlord will, upon the request of Tenant, sign any receipts which may be necessary to secure the payment of any such refund or rebate, and will pay over to Tenant such refund or rebate as received by Landlord.

(d)     Nothing herein or in this Lease otherwise contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, income or profit taxes, that are or may be imposed upon Landlord, its successors or assigns, but Tenant shall be responsible for all sales tax due on amounts due hereunder.

SECTION 7.	Improvements, Repairs, Additions, Replacements:

(a)     Landlord shall have no responsibility of repair or maintenance. Tenant takes the Premises in “AS IS” condition. Landlord shall not be responsible to keep or maintain any portion of the Premises. It is the intention of the parties that Tenant shall have full and complete responsibility for maintenance and repair of the Premises. Landlord shall not be called upon to make any other improvements or repairs of any kind upon the Premises and appurtenances. Tenant agrees to maintain, repair, and replace, when necessary, heating and air cooling equipment, as well as all other building equipment and fixtures. Tenant shall maintain the structure and the exterior of the Premises, including, but without limitation, roof, all paved areas, entrance and exit doors and automatic door operators, all structural portions of the building, subfloor, and all utility and service pipes and lines. Tenant shall maintain the interior of the building, including floor coverings. Maintain for the purpose of this paragraph shall mean keep in good order and repair, usual wear and tear excepted.

(b)     Except as hereinafter provided, Tenant shall, at all times during the term of this Lease, use all reasonable precaution to prevent waste, damage or injury to the interior of all buildings and improvements at any time erected on the Demised Premises. Tenant shall permit no waste and shall at all times keep the grounds in neat order and condition.

(c)     Upon obtaining Landlord’s prior written consent which, Landlord shall not unreasonably withhold, Tenant may, at its option and at its own cost and expense, at any time and from time to time, make such alterations, changes, replacements, improvements and additions in and to the Demised Premises, and the buildings and improvements thereon, as it may deem desirable and in compliance with all then applicable building codes and ordinances (collectively the “Building Improvements”). Tenant shall not be required to remove improvements installed with Landlord’s consent except where required by applicable laws or regulations. It is contemplated that as a condition for Landlord’s approval of any such work Landlord will require Tenant to provide an acceptable letter of credit, bond or place in escrow the cost of such Building Improvements. Landlord acknowledges Tenant may borrow funds for Building Improvements, provided Tenant may not secure such loan with this Lease or any portion of the Demised Premises. Landlord consent shall not be required for any matters which satisfy all of the following:

(i) no portion of the work is structural;

(ii) the work does not effect the parking lot or impact the lobby or exterior appearance of the Demised Premises;

(iii) the work is solely for “tenant improvement work” for third party tenants;

(iv) the cost of such work is less than Twenty Five Thousand Dollars ($25,000.00) and Tenant has funds immediately available to pay for such work; and

(v) any improvements which are removed shall be replaced with improvements of equal or better quality.

All other requirements regarding such construction work shall continue to apply.

(d)     Until the expiration or sooner termination of this Lease title to any building or buildings or improvements situate or erected on the Demised Premises which Tenant shall have caused to be situate or erected pursuant to Section 7(a) above, and the building equipment and other items installed thereon and any alteration, change or addition thereto shall remain solely in Tenant; and Tenant alone shall be entitled to deduct all depreciation on Tenant’s income tax returns for any such building or buildings, building equipment and/or other items, improvements, additions, changes or alterations.

(e)     On the last day or sooner termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises; all keys; the buildings and permanent improvements then thereon, broom clean and in good condition, and repair (ordinary wear and tear excepted) to Landlord. Prior to the expiration of the lease term, Tenant shall remove all its trade fixtures from the Demised Premises and repair any damage to the Demised Premises caused by removal of trade fixtures. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the lease term. Any items remaining in the Demised Premises on the termination of the Lease shall be deemed abandoned for all purposes and shall become the property of Landlord, unless rejected by Landlord and the Landlord may dispose of the same, for its or Tenants account as the case may be without liability of any type or nature.

(f)      If any actions required to be made by Tenant hereunder are not completed as required, then Landlord shall have the right, without the obligation to do so, or waiving Tenant’s lack of performance to make such repairs after first giving Tenant fifteen (15) days notice of its intention to do so, provided that in an emergency notice shall be reasonable in the circumstances. Any amounts expended by virtue thereof shall be immediately due and payable and shall accrue interest at the highest rate allowed by law.

(g)     All repair and other work performed by Tenant (hereinafter collectively “Improvements”) with the exception of Tenant’s trade fixtures which may be removed without damage to the Premises or such damage is repaired shall become the property of the Landlord upon installation and shall not be removed by Tenant unless otherwise required to do so.

No Improvements performed by Tenant pursuant to this Lease, shall be deemed to be required by or for the immediate use and benefit of Landlord. No Notice of Commencement, mechanic’s or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to make any Improvements. Tenant shall pay promptly all persons furnishing labor or materials with respect to any Improvements. In the event any Notice of Commencement, mechanic’s or other lien shall at any time be filed against any portion of the Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall immediately cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien to be discharged or bonded within ten (10) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord including reasonable attorney’s fees incurred by Landlord either in defending against such lien or in procuring the bonding or discharge of such lien, together with interest thereon, shall be due and payable by Tenant to Landlord.

SECTION 8.	Access to Premises: Upon at least 24 hours notice to Tenant, Landlord or Landlord’s agents and designees shall have the right, but not the obligation, to enter upon the Demised Premises at all reasonable times to examine same and/or to exhibit the Demised Premises to prospective purchasers and prospective tenants, but in the latter case only during the last year of the term of this Lease or any renewal hereof.

SECTION 9.	Assignment and Subletting: Tenant may not assign, mortgage or otherwise encumber this Lease (in whole or in part or parts) without obtaining Landlord’s prior written consent which Landlord may withhold in its sole and absolute discretion, Landlord agrees that it will consent to an assignment of this Lease to Alarion Bank, a State Chartered Bank, on or before December 31, 2004, if the following criteria are satisfied, prior to such assignment Tenant delivers to Landlord an assignment and assumption signed by Alarion Bank, in a form reasonably acceptable to Landlord prior to such assignment. Landlord further agrees that it will not unreasonably withhold its consent to an assignment to a proposed assignee whose organization’s financial strength and operating experience is equal to or greater than Tenant’s. Consent by Landlord to one or more assignments or subletting shall not operate to exhaust Landlord’s rights under this Article. Notwithstanding any such assignment, Tenant shall remain fully liable and shall not be released form performance of any of the terms of this Lease. If Tenant is other than an individual the transfer of any beneficial interest in such Tenant so that Jon M. Kurtz is not the controlling owner of Tenant shall be treated as an assignment of this Lease for all purposes. Tenant agrees to reimburse Landlord for Landlord’s reasonable attorneys fees such amount not to exceed $1,000.00 for any single request and costs and such other reasonable charges which Landlord incurs or causes to be incurred in connection with the processing, documentation and determination of any requested subletting or assignment of this Lease or Tenant’s interest in and to the Demised Premises, and payment shall due from Tenant to Landlord upon demand.

Landlord consents to subleases of less than all of the space, provided the following conditions are satisfied:

(i) No provision of this Lease shall be deemed modified, waived or impaired by the sublease and Tenant shall not be released from any obligations hereunder.

(ii)     The Term of the sublease, with any options granted therein shall be less than the Term of this lease. Landlord will not unreasonably withhold its consent to any sublease which will extend beyond the term of this Lease. It shall be reasonable for Landlord to withhold its consent to any sublease which in its base term or options extends beyond the term of this Lease by more than two (2) years, which is not a market rent for the period after the termination of this Lease, is to a of the same or superior level of financial soundness of ownership and management subtenant who is able to demonstrate to the reasonable satisfaction of Landlord that the portion of their Demised Premises will be operated in a manner compatible with the high standards contemplated by this Lease, and provided further that each and every covenant, condition or obligation imposed upon Tenant by his Lease, and each and every right, remedy or benefit offered Landlord by this Lease, is not or will not be impaired or diminished.

(iii) Subtenant shall acknowledge it is bound by all restrictions, limitations and covenants contrived in this Lease.

(iv) The Sublease shall be subject and subordinate at all times to the Lease, and to all of the covenants, agreements, terms, provisions, and conditions of the Lease and Subtenant shall not do or permit anything to be done in connections with Subtenant’s occupancy of the sublet space which would violate any of said covenants, agreements, terms, provisions, and conditions.

(v)     Upon the expiration or earlier termination of the Lease, or in case of the surrender of the Lease by Tenant to Landlord, the Sublease and the term and estate thereby granted shall, at Landlord’s election, expire and come to an end as of the effective date of such expiration, termination or surrender, and Subtenant shall vacate the sublet space on or before such date. In case of the failure of Subtenant so to vacate, Landlord shall be entitled to all the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term, in addition to the rights and remedies which are available to Landlord pursuant to the Lease in the event that Tenant holds over after the expiration of the Lease. In the event of the expiration, early termination or surrender of the Lease as set forth above, and in the event that Landlord does not so elect to have the term and estate granted by the Sublease expire, Landlord shall take over all of the right, title, and interest of Tenant, as sublessor, under the Sublease, and Subtenant shall attorn to Landlord pursuant to the then executory provisions of the Sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under the Sublease, (ii) subject to any credit, offset, claim, counterclaim, demand, or defense which Subtenant may have against Tenant, (iii) bound by any previous modification of the Sublease or by any previous prepayment of more than one month’s rent, (iv) bound by any covenant of Tenant to undertake or complete any construction of the sublet space or any portion thereof, (v) require to account for any Security deposit of the Subtenant other than any security deposit of Subtenant actually delivered to Landlord by Tenant, (vi) bound by any obligation to make any payment to Subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the Sublease to be performed after the date of such attornment, (vii) responsible for any monies owing by Tenant to the credit of Subtenant or (viii) required to remove any person occupying the Sublet Space or any part thereof.

(vi)    Tenant and Subtenant agree that if Subtenant shall become a direct tenant of Landlord for the Sublet Space or any part thereof upon the termination of the Lease prior to the expiration thereof, Landlord shall not be responsible for the payment of any commissions or fees in connection with such direct lease, and Tenant and Subtenant jointly and severally agree to indemnify and hold Landlord harmless from and against any claims, liability, losses or expenses, including reasonable attorney’s fees, incurred by Landlord in connections with any claims for a commission by any broker or agent in connections with any such direct lease.

(vii)  Tenant and Subtenant agree that (i) Landlord is not a party to the Sublease and is not bound by the provisions thereof, (ii) Landlord has not, and will not, review or pass upon any of the provisions of the Sublease. Nothing herein contained shall be construed as a consent to, or approval or satisfaction by Landlord of any of the provisions of the Sublease, but is merely a consent to the act of subletting by Tenant to Subtenant.

(viii) Subtenant is financially responsible, of good reputation, and engaged in a business which is in keeping with the standards of the Building and its occupancy.

As security for the obligations of Tenant under this Lease, Tenant does hereby assign, transfer and set over unto Landlord all of the rights, title and interest of Tenant in and to any sublease by Tenant. Neither an assignment by Tenant nor an agreement by Landlord to accept any subtenant as a tenant of Landlord in the event of a termination of this Lease nor in any manner as a waiver by Landlord of the provisions and limitations or to constitute an agreement by Landlord to perform any of the obligations of Tenant under any sublease of the Premises. Tenant shall indemnify, defend, save and hold Landlord harmless of and from any and all loss, cost, expense or liability pursuant to any sublease. Until the occurrence of default by Tenant under this Lease, Tenant may continue to collect the rent and other sums payable under the sublease(s) assigned hereby; but from and after the occurrence of an event of default all such rent and other sums shall be paid to Landlord and applied by Landlord on account of rent and other sums due by Tenant to Landlord pursuant to this and shall be (and may be) relied upon by the subtenant in making payments to Landlord. No subtenant shall be liable to Tenant for any payment made by the subtenant to Landlord pursuant to the paragraph. No sublease shall be valid or effective unless it shall expressly restate therein the provisions of this paragraph.

SECTION 10.	Signs: Tenant is entitled to all existing signage. Tenant and Tenant’s subtenants shall have the right to install, maintain and replace in, or on over or in front of the Demised Premises or in any part thereof such signs and advertising matter as Tenant may desire, and Tenant shall comply with any applicable requirements of governmental authorities having jurisdiction and shall obtain any necessary permits for such purposes. As used in this Section 10, the word “sign” shall be construed to include any placard, light or other advertising symbol or object, irrespective of whether same be temporary or permanent. All exterior signage shall be subject to Landlord’s prior review and approval, not to be unreasonably withheld.

SECTION 11.	Indemnity: Tenant shall indemnify and save harmless Landlord from and against any and all claims, liability, damage, expense, penalties or judgments (including attorneys fees, expenses through final appeal) arising from injury to person or property sustained by anyone in and about the Demised Premises. Tenant shall, at its own cost and expense, defend any and all suits or actions (just or unjust) which may be brought against Landlord or in which Landlord may be impleaded with others upon any such above-mentioned matter, claim or claims except as may result from the negligence or affirmative acts of Landlord, its officers, agents, servants, employees or contractors.

SECTION 12.	Insurance:

(a) At all times after the execution of this Lease, Tenant shall carry and maintain at Tenant’s sole cost and expense:

(i)      Comprehensive public liability insurance with respect to the Unit and the sidewalks immediately adjacent thereto with minimum limits of Three Million Dollars ($3,000,000) on account of personal injuries to or death per occurrence; and comprehensive property damage insurance with minimum limits of Three Million Dollars ($3,000,000) per occurrence.

(ii)     Fire insurance, with such extended coverage endorsements including but not limited to, vandalism, malicious mischief, sprinkler leakage, plate and other glass coverage, and other endorsements as Landlord may from time-to-time require, covering the Premises and all of Tenant’s stock in trade Improvements and Signs to the extent of at least one hundred percent (100%) of their replacement cost.

(iii) If and to the extent required by law, workmen’s compensation or similar insurance in form and amounts required by law.

(7)     Landlord may upon written notice to Tenant increase the amount of insurance required herein or require additional insurances but only as required by other Landlord’s of similar properties in the market.

(b)     The company or companies writing any insurance which Tenant is required to carry and maintain as well as the form of such insurance shall at all times be subject to Landlord’s insurance requirements and to Landlord’s approval. Any such company or companies shall be licensed to do business where the Demised Premises is located. Such insurance shall name Landlord and/or its designee as additional insureds and contain a provision by which the insurer agrees that such policy shall not be canceled except after thirty (30) day’s written notice to the additional insured(s). Promptly upon commencement of Tenant’s obligation to procure the same, Tenant shall deposit with Landlord evidence that the insurance required to be maintained by Tenant hereunder is in full force and effect. If Tenant shall fail to perform any of its obligations with regard to obtaining or evidencing its obtaining insurance, Landlord may immediately perform the same and the cost of same shall be payable upon Landlord’s demand.

(c)     At Tenant’s option, Landlord shall maintain its existing general liability insurance, fire and extended coverage in full force and effect in fulfillment of Tenant’s obligations hereunder. Tenant shall reimburse Landlord for all premiums on said policies within ten (10) days from receipt of a written invoice from Landlord to do so.

(d)     Tenant will not use or occupy the Demised Premises or do or permit anything to be done which will violate the provisions of any casualty, liability or other insurance carried by Landlord or will prevent Landlord from obtaining such insurance with carriers acceptable to Landlord. If Tenant shall use or occupy the Demised Premises or do or permit anything to be done which increases the cost of any casualty, liability or other insurance coverage carried by Landlord or other tenants, the Tenant shall pay the cost of any such increase in premiums on demand.

(e)     Tenant shall not take out separate insurance on the Demised Premises concurrent in form or contributing, in the event of loss, with that required to be furnished by Tenant, or increase the amounts of any existing insurance by securing an additional policy or additional policies without naming Landlord and all other persons and entities then required to be named as additional insured pursuant hereto as additional insured parties thereunder.

SECTION 13.	Waiver of Subrogation: All insurance policies carried by the Tenant on both the Demised Premises and any personal property used or stored in or on the Demised Premises, including but not limited to fire and extended coverage on buildings and contents, shall contain waiver of subrogation endorsements. Tenant and Landlord hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to the Demised Premises or property placed therein caused by fire or any other casualties, even if such fire or other casualties shall have been caused by the fault or negligence of the other party or anyone for whom such parties may be responsible.

SECTION 14	Destruction: If the Demised Premises or any portion thereof shall be damaged or destroyed by fire or other casualty, then Tenant shall promptly give notice thereof to Landlord; and, except as hereinafter otherwise provided, Tenant shall, within a reasonable time thereafter, repair or restore the Demised Premises to substantially the same condition they were in prior to the casualty, and there shall be no abatement of rent. It is agreed and understood that if during the last year of the term of this Lease the Demised Premises shall be damaged or destroyed as aforesaid to the extent of twenty (20%) percent or more of its insurable value, Landlord or Tenant, at either party’s election, may terminate this Lease by notice to the other party within thirty (30) days after such damage or destruction. In the event of any termination of the term of this Lease pursuant to the provisions of this Section, Tenant shall assign all applicable insurance proceeds to Landlord and remit to Landlord the amount of any shortfall between insurance proceeds and cost of reconstructing the Demised Premises, including without limitation, any deductibles. The termination shall become effective on the fifteenth day after the giving of the notice of termination. Landlord’s approval is required for all plans, specifications, contractor and schedule of construction. Such approval not to be unreasonably withheld.

SECTION 15	Eminent Domain: Condemnation:

(a)      (i)     In the event of a taking by any public or quasi-public authority under the power of eminent domain, condemnation or expropriation or in the event of a conveyance in lieu thereof (which events are herein collectively referred to as a “Taking”) of the whole or substantially all of the Demised Premises, then this Lease shall terminate as of the date of such Taking or such earlier date as Landlord notifies Tenant. Landlord shall be entitled to receive all compensation from any such authority.

(ii)     In the event of a Taking of less than substantially all of the Demised Premises this Lease shall continue in full force and effect without limitation or abatement except as specifically provided herein.

(iii)   In the event less than substantially all of the Demised Premises but more then twenty percent (20%) or more of the Demised Premises shall be taken by public authority under the power of eminent domain, Landlord or Tenant shall have the option to terminate this Lease by written notice within fifteen (15) days of such taking.

(iv)    In the event of a partial taking of less then twenty percent (20%) of the Demised Premises, or any other taking where this Lease is not terminated, this Lease shall continue in effect as to the remainder of the Demised Premises, and if the actual space within the building on the Demised Premises is decreased, then the monthly rental shall be proportionately decreased.

(b)     Tenant hereby irrevocably assigns to Landlord any award, compensation to which Tenant may become entitled by reason of Tenant’s interest in the Demised Premises if the use, occupancy or title of the Demised Premises or any part thereof, is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or other action by any person or entity having the power of eminent domain (“Condemnation”)

All awards, compensations on account of any Condemnation are herein collectively called “Compensation” Landlord may appear in any such proceeding or action to negotiate, prosecute and adjust any claim for any compensation and Landlord shall collect any such Compensation. Tenant shall not be entitled to participate in any such proceeding, action, negotiation, prosecution or adjustment. Notwithstanding anything to the contrary contained in this Section, if permissible under applicable law, any separate compensation made to Tenant for its moving and relocation expenses, anticipated loss of business profits, loss of goodwill or equipment and other severable property paid for by Tenant and which are not part of the Demised Premises, shall be paid directly to and shall be retained by Tenant if and to the extent such separate compensation shall not reduce the Compensation otherwise payable to Landlord pursuant hereto. All Compensation shall be applied pursuant to this Section, and all such Compensation (less the expense of collecting such Compensation) is herein called the “Net Proceeds.” All Compensation received by Landlord or Tenant shall be deposited with Landlord.

SECTION 16.	Estoppel/Subordination:

(a)     Tenant shall, at any time, and from time-to-time, within five (5) days after written request by Landlord, execute, acknowledge and deliver to Landlord a written instrument in recordable form: (i) ratifying this Lease; (ii) confirming the Commencement Date, the Rental Commencement Date and the expiration date of the term hereof; (iii) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended, except by such writings as shall be stated therein and attached thereto; (iv) certifying that to the best knowledge of the signer of such certificate, all conditions and agreements in this Lease to be satisfied or performed by Landlord have been satisfied and performed (except as shall be stated) and certifying that Landlord is not in default under this Lease and that there are no defenses or offsets against the enforcement of this Lease by Landlord (or stating the defaults and/or defenses claimed by Tenant); (v) certifying the amount of security deposit, advance rent, if any, paid by Tenant and the date to which rent has been paid and (vi) any other information which Landlord shall require. Tenant agrees that any such statement may be relied upon by any prospective purchaser of the Premises or any interest therein or any Mortgagee or prospective Mortgagee of the Premises of any interest therein or any assignee of Landlord’s interest in this Lease or any part thereof.

(b)     Tenant hereby subordinates all of its right, title and interest in and under this Lease to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the real estate and/or buildings of which the Premise is a part or against any buildings hereafter placed upon said real estate of which the Premise is a part. Any Lender of Landlord may elect to subordinate its loan to this Lease. Tenant shall, in the event any proceedings are brought for the foreclosure of or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Premise, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease. Tenant shall execute such documents as requested by Landlord to effect the agreements contained in this Section. Landlord agrees as to any future mortgages to use its good faith efforts to have such lender deliver to Tenant its form subordination non disturbance and attornment agreement.

SECTION 17.

Attorney Fees. In the event of any controversy arising under or relating to the interpretation or implementation of this Lease or any breach thereof, the prevailing party shall be entitled to payment for all costs and attorneys’ fees (both trial and appellate) incurred in connection therewith.

SECTION 18.

Performance by Subtenant: Any act required to be performed by Tenant pursuant to the terms of this Lease may be performed by any sublessee of Tenant occupying all or any part of the Demised Premises and the performance of such act shall be deemed to be performance by Tenant and shall be acceptable as Tenant’s act by Landlord.

SECTION 19.

Quiet Enjoyment: Landlord covenants that Landlord is seized of the Demised Premises in fee simple and has full right to make this Lease and that Tenant shall have quiet and peaceful possession of the Demised Premises during the term hereof.

SECTION 20.	Defaults: In the event anyone or more of the following events shall have occurred and shall not have been remedied as hereinafter provided:

(a)      (i)     Tenant’s failure to pay any installment of base rent or additional rent when the same shall be due and payable and the continuance of such failure for a period of ten (10) days after receipt by Tenant of notice in writing from Landlord specifying in detail the nature of such failure or

(ii)     Tenant’s failure to perform any of the other covenants, conditions and agreements herein contained on Tenant’s part to be kept or performed and the continuance of such failure for a period of thirty (30) days after receipt by Tenant of notice in writing from Landlord specifying in detail the nature of such failure, and provided Tenant shall not cure said failure as provided in paragraph (b) of this Section 20; then, Landlord may, at its option, exercise its remedies as set out herein.

(b)     In the event that Landlord gives notice of a non monetary default of such a nature that it cannot be cured within such thirty (30) day period then the cure period shall be deemed extended for so long as Tenant, after receiving such notice, proceeds to cure the default as soon as reasonably possible and continues to take all steps necessary to complete the same within a period of time which, under all prevailing circumstances, shall be reasonable, but in no event longer than sixty (60) days.

(c) Following the occurrence of a default and passage of any applicable notice and cure period hereunder Landlord may:

(i)      Declare this lease terminated and this Lease shall expire as fully and completely as if that day were the date herein originally fixed for the expiration of the term and Tenant shall quit and surrender the Demised Premises to Landlord, but Tenant shall nevertheless continue to remain liable hereunder.

(ii). Accelerate all or any of the Rent due for the unexpired balance of the term of this Lease.

(iii).  Re-enter the Demised Premises and remove all persons and all or any property therefore by any suitable action or proceedings at law or in equity, or by force or otherwise, without being liable for any prosecution therefor or damages therefrom, and repossess and enjoy the Demised Premises, together with all additions, alterations and improvements. Such re-entry shall not relieve Tenant from the obligation to make the rental payments required by this Lease at the time and in the manner provided herein. Upon such re-entry Landlord may, but shall not be required to, repair, remodel and/or change the character of the Demised Premises as Landlord may see fit, and/or at any time relet the Demised Premises in whole or in part, as the agent of Tenant, or otherwise, in the name of Landlord or of Tenant, as Landlord shall see fit, and Landlord may receive the rents therefor, applying the same first to the payment of such reasonable expenses as Landlord may have incurred in entering, dispossessing, reletting, repairing or altering the Demised Premises and then to the fulfillment of the covenants of Tenant herein, including but not limited to, the rental payments required hereunder, retaining any balances until the date the term of this Lease would otherwise have expired as security for the payment of all obligations of Tenant which may arise and be unpaid during such period. If Landlord, after such re-entry shall be unable to obtain sufficient rent from the Demised Premises to pay the amount of expenses herein above specified in addition to the payment of the rent required hereunder, and fulfillment of the covenants of Tenant herein, Tenant shall pay to Landlord such difference at the end of each month during the remainder of the term. In attempting to relet the Demised Premises, Landlord shall be the sole judge as to whether or not a proposed tenant is suitable and acceptable.

(iv) Cure the default at Tenant’s cost and expense.

Landlord shall not, by receiving partial payments of rent in arrears, be deemed to have waived any rights herein for non-payment of rent, or for any other default on the part of Tenant. In addition to all of the remedies granted Landlord in this respect, Landlord shall also have the right to invoke any remedy allowed at law or equity to enforce Landlord’s rights hereunder or any of them, as if re-entry and other remedies were not herein provided for.

Tenant specifically waives its right to assert any counter claims in any action brought by Landlord but such rights may be asserted in a separate action. All remedies available to the Landlord hereunder and at law are and shall be non exclusive and cumulative.

Upon any termination of the term of this Lease pursuant to this Section 20, or at any time thereafter, Landlord may, in addition to and without prejudice to any other rights and remedies Landlord shall have at law or in equity, reenter the Demised Premises, and recover possession thereof and dispossess any or all occupants of the Demised Premises in the manner prescribed by the statute relating to summary proceedings, or similar statutes; but Tenant in such case shall remain liable to Landlord as hereinafter provided.

(d)     In case of any such default, re-entry, expiration and/or dispossess by summary proceedings: (1) the rent shall become due thereupon and be paid up to the time of such re-entry, expiration and/or dispossess; (2) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord’s option, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions of free rent; and (3) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform Tenant’s covenants herein contained by deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. In computing such liquidated damages, there shall be added to the said deficiency such reasonable expenses as Landlord may incur in connection with re-letting, such as brokerage and preparation for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, at Landlord’s option, may make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord, in Landlord’s sole judgment, considers advisable and necessary for the purpose of re-letting the premises; and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord agrees to use its best efforts to mitigate all damages and to re-let the Demised Premises in the event of any default specified herein.

(e)     Landlord shall in no event be in default in the performance of any of its obligations in this Lease contained unless and until Landlord or the holder of any mortgage on the Demised Premises shall have failed to commence to perform such obligation within thirty (30) days after notice by Tenant to Landlord and to such mortgagee properly specifying wherein Landlord has failed to perform any such obligation or shall have failed to proceed thereafter with reasonable diligence to complete such performance.

SECTION 21.	Waivers: Failure of Landlord or Tenant to complain of any act or omission on the part of the other party no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder.

SECTION 22.	Force Majeure: In the event the Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots insurrection, the act, failure to act or default of the other party, war or other reason beyond their control, then performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay.

SECTION 23	Security Deposit: Tenant shall deliver to Landlord on or before the March 1, 2005, a Security Deposit in the amount of $13,333.32. The Security Deposit, without interest, shall be refunded to Tenant after termination of this Lease, Landlord, at its sole option, may apply all or part of such Security Deposit to cure any default. Tenant shall promptly restore any deficiency in the Security Deposit. Tenant waives the benefit of any law requiring the Security Deposit to be held in escrow or in trust, and the Security Deposit may be commingled with Landlord’s other fund.

SECTION 24.	Notices: Every notice, approval, consent or other communication authorized or required by this Lease shall not be effective unless same shall be in writing and sent postage prepaid by the United States registered or certified mail, or overnight courier, directed to the other party at its address herein above first mentioned, or such other address as either party may designate by notice given from time to time in accordance with this Section 24. Notice by any other means shall be effective upon receipt.

SECTION 25.	Governing Laws: This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the State of Florida. Venue for any legal proceedings resulting from enforcing any part of this Lease agreement will be Marion County, Florida.

SECTION 26.	Partial Invalidity: If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 27.	Entire Agreements: No oral statement or prior written matter shall have any force or effect. Tenant agrees that it is not relying on any representation or agreements other than those contained in this Lease. This agreement shall not be modified or canceled except by writing subscribed by all parties.

SECTION 28.	Parties: Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the Landlord and Tenant and their respective heirs, successors, administrators and assigns.

SECTION 29.	Holding Over: If Tenant remains in possession of the Demised Premises or any part thereof after the expiration of the term hereof without the express written consent of Landlord, such occupancy shall be tenant at sufferance at a rental twice the amount of the last monthly rental plus any other charges payable by Tenant hereunder, and upon all terms and conditions hereof applicable to a tenant at sufferance.

SECTION 30.	Environmental Warranty and Indemnification Agreement: This Section of the Lease shall govern any and all issues regarding Hazardous Materials and Environmental Laws.

I. Definitions for purposes of this Lease:

(a) “Hazardous Material” means: (i) “hazardous substances” or “toxic substances” as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. “ 9601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. “5101, all as currently amended and amended after this date; (ii) “hazardous wastes,” as that term is defined by the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. “ 6901, et seq., as currently amended and amended after this date; (iii) crude oil or any faction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (iv) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. “ 2011, et seq., as currently amended and amended after this date; (v) asbestos in any form or condition; (vi) polychlorinated byphenyls (PCB’s) or substances or compounds containing PCB’s; or (vii)materials or substances which are toxic, explosive, corrosive, flammable; or (viii) any other substances or wastes which are defined in, regulated under or for which liability or standards of care are imposed by Environmental Laws.

(b) “Environmental Laws” means: any local, state or federal law, rule, code, regulation, or ordinance, whether now in existence or enacted after the date of this Lease, which pertains to health or safety or environmental regulation, contamination or clean-up, including, without limitations, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 [42 V.S.C. “9601 et seq.], the Resource Conservation and Recovery Act [42 U.S.C. “ 6901 et seq.]. Clean Water Act [33.U.S.C. 1251 et seq.]. the Clean Air Act [42 U.S.C. 7401 et sec.] the Toxic Substance Control Act [15 U.S.C. 2601 et seq.] the Safe Drinking Water Act [42 U.S.C. Of through 300)]. the Federal Insecticide. Fungicide and Rodenticide Act [7 U.S.C. “ 136-136y et seq.] as amended, or any state superlien or environmental clean-up statutes, all OSHA rules and regulations now or hereinafter ado}2ted and an~ and all amendments to such acts or statutes or any other applicable federal, state, and local statutes, regulations, codes and ordinances relating to public health, safety or protection of the environment, including those statutes, regulations and ordinances identified in subparagraph (a) all as amended and modified from time to time.

(c) “Contamination” means: the presence of Hazardous Material(s) in concentrations which require remediation or other actions under applicable Environmental Laws or would trigger remediation requirements or other actions under applicable Environmental Laws if found outside the Demised Premises as opposed to inside the Demised Premises.

II. Tenant represents, warrants and covenants to Landlord that:

(a) Tenant will comply with all governmental permits required by applicable Environmental Laws relating to the use or operation of the Demised Premises.

(b) Tenant will notify Landlord of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to any unintended release of Hazardous Materials by Tenant, or Tenant’s compliance with Environmental Laws at the Demised Premises. Tenant will promptly cure and resolve any such actions and proceedings that result from any Contamination. Tenant will keep the Demised Premises free of any lien imposed pursuant to all Environmental Laws for any Contamination caused by Tenant or Tenant’s business.

(c) Tenant agrees to indemnify, defend, and hold Landlord and Landlord’s affiliates, shareholders, directors, officers, employees, and agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind (including attorneys’ fees and investigation costs, whether defending or prosecuting any litigation, claim or proceeding) that may at any time be imposed upon, incurred by, or asserted or awarded against Tenant in connection with or arising from or out of: any Contamination, except present as a result of the grossly negligent acts of Landlord;

(d) The Tenant specifically assumes any liability or obligation for loss, damage, fines, penalties, claims or duty to clean-up or dispose of wastes or materials on or relating to the Demised Premises and indemnify’s and holds Landlord harmless from any costs, expenses, clean-up costs, waste disposal costs, litigation costs, fines, penalties, fines within the meaning of any Environmental Laws and other related liabilities arising out of any Contamination.

Without limitation of the foregoing, this indemnification shall include any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision, unless the Hazardous Materials are present, except to the extent of future grossly negligent acts of Landlord, Landlord’s agents, employees, contractors, or invitees. This indemnification shall include any and all costs due to Hazardous Materials which flow, diffuse, migrate, or percolate into, onto, or under the Demised Premises after the Lease Term commences.

This indemnification shall survive the termination of this Lease and shall be in full force and effect for five (5) years after the termination of the Lease, after which time, it shall be null, void, and of no force and effect.

III. Landlord represents, warrants and covenants to Tenant that to the actual knowledge of Landlord except as shown on attached Exhibit B, without a duty to investigate:

(a) Any use, storage, treatment, or transportation of Hazardous Materials which has occurred in or on the Demised Premises before the date hereof has been in compliance with all Environmental Laws.

(b) No release, leak, discharge, spill, disposal, or emission of Hazardous Materials has occurred in, on, or under the Demised Premises and that the Demised Premises are free of Hazardous Materials as of the date hereof The Demised Premises are in compliance with all applicable Environmental Laws

(c) There have been no complaints, citations, claims, notices, information requests, orders (including, but not limited to clean-up orders) or directives on environmental grounds made or delivered to, pending or served on, or anticipated by the Landlord or its agents, or of which the Landlord or its agents, after due investigation, including consideration of the previous uses of the assets and meeting the standard under 42 U.S.C. “9601(35)(B)(1986) or other Environmental Laws, are aware or should be aware (i) issued by a governmental department or agency having jurisdiction over the Demised Premises or (ii) issued or claimed by any persons, agencies or organizations and affecting the Demised Premises, or any part thereof.

(d) There have not been and are not now any material or reportable emission, spill, seepage, damage, release or discharge into or upon the air, soils or improvements located thereon, surface water or ground water, or any sewer or septic system servicing the Demised Premises, of any Hazardous Materials which have affected or are now affecting the Demised Premises or any part thereof, and that the Demised Premises are free of Hazardous Materials and Contamination as of the date hereof.

(e) The Landlord has obtained all necessary approvals, permits, licenses, certificates or satisfactory clearances from all governmental authorities, utility companies or development-related entities, with respect to the Landlord’s use of the Demised Premises and the Landlord’s discharge of any chemicals, liquids, and emissions, into the atmosphere, ground water or surface water, including but not limited to sewers or septic systems, from the Demised Premises, but excluding all necessary approvals, permits, licenses, certificates or satisfactory clearances for Tenant to use the Demised Premises other than a certificate of occupancy.

(f) No asbestos or asbestos containing materials are installed, used or incorporated into the Landlord’s property, and no asbestos or asbestos containing material have been disposed of on the Demised Premises.

(g) No polychlorinated biphenyls (APCBs) are located on or in the Demised Premises in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils or any other device or form.

SECTION 31.	Miscellaneous

(a)     It is specifically understood and agreed that there shall be no personal liability of Landlord in respect to any of the covenants, conditions, or provisions of this Lease. In the event of a breach or default by Landlord of any of its obligations under this lease, Tenant shall look solely to any right of offset allowed by law against any amounts due hereunder or to the equity of the Landlord in the Demised Premises for the satisfaction of Tenant’s remedies, it being understood and agreed that the exculpation of Landlord (and its successors and assigns) shall be absolute.

(b)     In the event of any transfer or transfers of Landlord’s interest in the Demised Premises, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of the Landlord accruing from and after the date of such transfer.

(c) Tenant shall not record this Lease without the written consent of Landlord.

(d)     No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated or any other amount required to be paid under this Lease shall be deemed to be other than on account of the amount payable by the Tenant, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction and Landlord shall accept such check or payment without prejudice to Landlord’s right to recover the balance of the amount due or pursue any other remedy in this Lease provided.

(e) It is understood and agreed between the Landlord and Tenant that time is of the essence with respect to all terms and provisions of this Lease.

(f) Both Landlord and Tenant agree to and do hereby waive trial by jury in any action, proceeding or counter-claim brought by either of the parties hereto under or in connection with this Lease.

(g)     Each party represents and warrants to the other party that it has had no dealings, negotiations or consultations with respect to the Demised Premises or this transaction with any broker or other intermediary and that no other broker or other intermediary called the Demised Premises to Tenant’s attention for lease. In the event that any broker or finder claims to have submitted the Demised Premises or any other space in the Demised Premises to Tenant or for Landlord, to have induced Tenant to lease the Demised Premises or to have taken part in any dealings, negotiations, or consultations with respect to the Demised Premises, the Demised Premises or this transaction, each party shall be responsible for and will indemnify and save harmless the other party from and against any and all costs, fees (including, without limitation, attorney’s fees), expenses, liabilities and claims incurred or suffered by the other party as a result thereof.

(h)     Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over a period of time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the Public Health Unit of the County in which the Premises is located.

(i)      It is the intent of the parties hereto that if any term, covenant or condition of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which shall render it valid. Printed parts of this Lease shall be as binding upon the parties hereto as other parts hereof. parts of this Lease which are written or typewritten shall have no grater force or effect than and shall not control parts which are printed, but all parts shall be given equal effect. Tenant declares that Tenant has read and understands all parts of this Lease, including all printed parts hereof.

SECTION 32.	Options to Renew: Provided no uncured default exists, and the original Tenant or Alarion Bank are in possession of the Demised Premises, this Lease shall automatically renew for an additional five (5) years, no more than three (3) consecutive times unless Tenant notifies Landlord in writing that it desires to terminate this Lease no less than ninety (90) days prior to the end of the initial term or any renewal term. Rent during each renewal period shall be as follows:

(a) Renewal Period 1 - Years 6 through 10 $ 8,333.33 per month, plus applicable sales tax

(b) Renewal Period 2 - Years 11 through 15 $ 8,583.33 per month, plus applicable sales tax

(c) Renewal Period 3 - Years 16 through 21 $ 8,840.83 per month, plus applicable sales tax.

It is the intention of the parties that the option to renew is limited to the parties specified and may not be exercised by any other assignee or sublessee. All other terms and conditions of this Lease shall remain in full force and effect during each renewal period.

SECTION 33.	First Right of Refusal: If Landlord shall desire to sell the Demised Premises during the term of this Lease and has received an offer in writing (in the form of an agreement of sale or binding letter of intent) (the “Offer Documents”), from a third party at arms length, Landlord shall deliver a written notice to Tenant (“Landlord’s Original Notice”) advising Tenant that Landlord desires to accept such offer to sell the Demised Premises and provide Tenant with a copy of the Offer Documents including, without limitation, the price at which Landlord desires to sell the Demised Premises (the “Original Purchase Price” and a title insurance commitment (the “Title Commitment”) showing Landlord as the current title holder. The First Right of Refusal contemplated herein shall not apply to sales or transfers to members of the Castro family or the affiliates of the Landlord.

Tenant shall have twenty (20) days from the date the Landlord’s Original Notice is delivered to Tenant (the “Original Notice Delivery Date”) in which to agree to purchase the Demised Premises for the Original Purchase Price without condition (other than satisfaction of the Schedule B-1 conditions contained in the Title Commitment relating to Landlord or the Demised Premises). It is understood that (i) each party shall pay for the attorneys’ fees and expenses and other costs which that party incurs, and all other closing costs shall be allocated as commonly allocated in the community where the Demised Premises are located unless the Offer Documents provide to the contrary in which event the terms of the Offer Document shall control; (ii) Tenant shall pay Landlord the amount of the Original Purchase Price for the Property in cash at closing; (iii) the sale of the Property shall be on an “AS IS, WHERE IS, WITH ALL FAULTS” basis, with no representations or warranties of Landlord whatsoever; (iv) the conveyance shall be by special warranty deed (v) at closing Tenant shall provide Landlord a release from all obligations of Landlord under the Lease, arising on or after the closing date. Tenant agrees to cooperate with Landlord in a Section 1031 exchange, provided Tenant shall not be required to expend any funds or modify the closing date.

If Tenant does not timely deliver a Tenant’s Original Offer to Landlord within such five (5) business day period, Tenant shall be deemed to have waived its right to purchase the Demised Premises pursuant to the economic terms contained in Landlord’s Original Notice, and Landlord shall become entitled, for a period of one hundred eighty (180) days, to sell the Demised Premises at a price not less than the Original Purchase Price. If Landlord determines to negotiate the Original Purchase Price, then Landlord must again offer the Property to Tenant pursuant to the provisions hereof. In addition, if Landlord does not or chooses not to consummate the transaction provided for in the Offer Documents, then Landlord will be required to comply with the terms and provisions of this section with respect to any other offer Landlord desires to accept. Tenant’s Rights of First Refusal shall terminate upon sale of the Demised Premises in compliance with the terms hereof.

SECTION 34.	Assignment: This Lease is subordinate to any leases on any part of the demised premises now in effect, as more particularly set forth on Exhibit “A” attached hereto (hereinafter the “existing leases”). Landlord hereby assigns to Tenant the existing leases, together with all advance rents and security deposits. Tenant shall perform all of Landlord’s obligations under the existing leases. As each existing lease expires Tenant may sublease the space, as set out herein. Upon termination of this Lease, all existing leases and subleases then in effect and not terminated as a result of the termination of this Lease, shall be assigned by Tenant to Landlord and Landlord shall be paid all advance rents and security deposits received by Tenant.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LANDLORD
Witness

Bernadette Castro

Austin International Realty, LLC, a Florida limited liability company

By:
Bernadette Castro, Manager
303 NE First, LLC, a Florida limited liability company

By:
Bernadette Castro, Manager

TENANT

North/Central BKCORP, Inc., a Florida corporation

By:
Jon Kurtz, Its President

Exhibit A

Existing Leases

Number One Professional Center, 1 NE First Avenue, Ocala, FL 34470	BC

	SUITE	Drive through see Austin Int’l Realty

(Alarion BankCorp) January 2005	Roof	XP Internet Services, Inc.	Scott Stiverson / 352.572.6544 CL

	Radio	Entercom / 4 West former bank offices	Mark Leopold

	101	Premiere Model Management / Suite 101	Christine and Scott Harris

	102	Number One Jewel/ Set to Impress / Suite 102	Sean Sullivan

	200	C. Reed & Associates / Suite 200	Christopher Reed

	201	VACANT

	202	Prestige Court Reporting, Inc. / Suite 202	Carole A. Rogers

	203	Pharogen, LTD / Suite 203	Jorge Monreal – President & CEO

	204	Barbara Young / A Smooth Silhouette / Suite 2	Barbara Young

	205	Florida State Elder Affairs / Suite 205

	206 WEST	VACANT

	206 EAST	Digital Systems USA / Suite 206 East	Frederick Brown

	207	Advanced Credit Services / Suite 207	Stephen Williams

	208	VACANT

	209	Groland, Proctor & Fletcher / Suite 209	Gordon Groland, Esq.

	210	Journey Fellowhip / Suite 210	Richard Whitteside

	211	Gunnar Enterprises / Suite 211	Lynn and Sean Sullivan

	300	ProApp.net, Inc / Suite 300	Chris Azar

	301	Trow, Appleget & Perry / Suite 301	Richard A. Perry, Esq.

	302	Richard Perry and Appleget / Suite 302

	303	Trow, Appleget & Perry/ Suite 303

	304	Trow, Appleget & Perry/ Suite 304

	305	Trow, Appleget & Perry/ Suite 305

	306/308	Apollo Transport / Suite 306	Shirley Ceruantes

	307	Trow, Appleget & Perry/ Suite 307

	309	Trow, Appleget & Perry/ Suite 309

	311	Trow, Appleget & Perry/ Suite 311

Exhibit B

Environmental

1)	303 NE 1st Avenue

Ocala, Marion County, Florida

Phase I Environmental dated April 27, 2000

Phase II Environmental dated June 8, 2000

Additional Phase II Environmental

dated June 21, 2000

2)	117 East Silver Springs Blvd. Ocala, Florida

Contamination Assessment Report Addendum

Dated February 3, 1994

Contamination Assessment Report Addendum

Dated February, 1995

Closure Assessment Report

Underground Storage Tank Removal

November 1995

Department of Environmental Protection Letter

Dated December 15, 1995

3)	Phase I Environmental Assessment

Proposed Parking Lot Site

303 NE 1st Avenue

Ocala, Marion County, Florida

Dated May 4, 2000

AMENDMENT TO MASTER LEASE

THIS AMENDMENT TO MASTER LEASE (“Amendment”) is made and entered into by BERNADETTE CASTRO, AUSTIN INTERNATIONAL REALTY, LLC, a Florida limited liability company, and 303 NE FIRST, LLC, a Florida limited liability company (collectively, “Landlord”) and NORTH/CENTRAL BKCORP, INC., a Florida corporation (“Tenant”).

RECITALS:

WHEREAS, Landlord and Tenant have previously entered into that certain Master Lease dated August 16, 2004 (“Lease”) and the parties wish to amend the Lease on the terms stated herein; and

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties to this Amendment hereby agree as follows:

1.	Incorporation of Recitals. The Recitals to this Amendment are hereby incorporated into and made a part of this Amendment.

2.	Term. Section 2 of the Lease is hereby deleted in its entirety and replaced with the following:

“Term: The initial term of this Lease shall be for five (5) years and six (6) months commencing October 1, 2004 and terminating on the last day of the month five (5) years and six (6) months thereafter (the “Initial Term”).”

3.	Rent. Section 3 of the Lease is hereby deleted in its entirety and replaced with the following:

“Rent: The rental on the Demised Premises for the Initial Term will be at the rate of Six Thousand Six Hundred Sixty Six and 66/100 Dollars ($6,666.66) per month (the “Base Rent”) plus Florida sales tax. Rent shall begin to accrue on the “Rental Commencement Date” of March 1, 2005. Rent shall be due and payable on the 10th day of each calendar month and shall be payable at the office of the Landlord first above written or at such other place of which Landlord shall give Tenant written notice at least ten (10) days in advance.

“Notwithstanding the above, during the period from the Effective Date until the Rental Commencement Date, Tenant shall pay Base Rent in the amount of Two Thousand One Hundred Dollars ($2,100.00) per month plus Florida sales tax.

“If Rent is not received by Landlord by the day it is due, it shall be subject to an automatic late charge of 10% of such Rent and an additional late charge of 5% of such Rent every fifth (5th) day thereafter. After default, all such charges, along with the Rent, shall be paid in the form of a cashier’s check, certified check or money order. Acceptance of the Rent or any portion thereof without the automatic late charge shall not constitute a waiver of such charges.

“If Tenant’s Rent check is returned for any reason, Tenant agrees to pay Landlord $200.00 as a handling charge in addition to any applicable late charge. Returned checks must be redeemed by cashier’s check, certified check or money order. In the event more than one (1) Rent check is returned, all subsequent Rent must be paid by cashier’s check, certified check or money order.”

4.	Amendment; Entire Agreement. Except as specifically modified herein the Lease is in full force and effect. The Lease as amended by this Amendment constitutes the entire agreement of the parties with respect to the property described therein. The same may not be amended or modified orally. All understandings and agreements heretofore between the parties are merged and the Lease as amended by this Amendment fully and completely expresses their understanding. Handwritten provisions shall supersede typewritten provisions.

5.	Captions. The captions of this Amendment are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Amendment or the intent of any provision hereof.

6.	Time. Time is of the essence with respect to all matters contained herein.

7.	Counterparts. This Amendment may be executed in counterparts by the parties hereto and each shall be considered an original. Both parties agree that signatures hereunder transmitted via facsimile shall constitute original signatures.

8.	Estoppel. The parties hereby acknowledge and agree that as of the execution hereof there are no known defaults by either party under the Lease.

IN WITNESS WHEREOF, the parties have executed this Amendment on the dates specified below.

LANDLORD:

Date:
BERNADETTE CASTRO

AUSTIN INTERNATIONAL REALTY, LLC, a Florida limited liability company

	By:		Date:
Bernadette Castro
Manager

(SIGNATURES CONTINUE NEXT PAGE)

LANDLORD (CONT’D):	303 NE FIRST, LLC,
a Florida limited liability company

	By:		Date:
Bernadette Castro
Manager

TENANT:	NORTH/CENTRAL BKCORP, INC.,
a Florida corporation

	By:		Date:
Name:
Title:

SECOND AMENDMENT TO MASTER LEASE

THIS SECOND AMENDMENT TO MASTER LEASE (“Amendment”) is made and entered into by BERNADETTE CASTRO, AUSTIN INTERNATIONAL REALTY, LLC, a Florida limited liability company, and 303 NE FIRST, LLC, a Florida limited liability company (collectively the “Landlord”) and NORTH/CENTRAL BKCORP, INC., a Florida corporation (“Tenant”).

RECITALS:

WHEREAS, Landlord and Tenant have previously entered into that certain Master Lease dated August 16, 2004, as amended by that certain Amendment to Master Lease dated October 2, 2004 (collectively the “Lease”), and the parties wish to further amend the Lease on the terms stated herein; and

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment agree as follows:

1.	Incorporation of Recitals. The Recitals to this Amendment are hereby incorporated into and made a part of this Amendment.

2.	Approval of Work. Landlord approves the work set out on the Contractor Agreement dated November 16, 2004, between Stentiford Construction Services, Inc., and Alarion Bank, Inc., which is attached hereto as Exhibit A and made a part hereof. The Landlord approvals contained in this Amendment are for the matters described in this Amendment only, and no subsequent approvals are deemed given by Landlord. All other provisions of the Lease shall continue to apply.

3.	Guaranty of Work. As an inducement for Landlord to approve the work and not require other security, the undersigned “Guarantors” hereby jointly and severally personally guaranty completion of the work in accordance with the requirements of the Lease on or before March 1, 2005.

4.	Amendment; Entire Agreement. Except as specifically modified herein the Lease is in full force and effect. The Lease as amended by this Amendment constitutes the entire agreement of the parties with respect to the property described therein. The same may not be amended or modified orally. All understandings and agreements heretofore between the parties are merged and the Lease as amended by this Amendment fully and completely expresses their understanding. Handwritten provisions shall supersede typewritten provisions. In the event of any conflict between the terms of the Lease and this Amendment, the terms of this Amendment shall control.

5.	Captions. The captions of this Amendment are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Amendment or the intent of any provision hereof.

6.	Time. Time is of the essence with respect to all matters contained herein.

7.	Counterparts. This Amendment may be executed in counterparts by the parties hereto and each shall be considered an original. Both parties agree that signatures hereunder transmitted via facsimile shall constitute original signatures.

8.	Estoppel. The parties hereby acknowledge and agree that as of the execution hereof there are no known defaults by either party under the Lease.

IN WITNESS WHEREOF, the parties have executed this Amendment on the dates specified below.

LANDLORD:

Date:
BERNADETTE CASTRO

AUSTIN INTERNATIONAL REALTY, LLC,
a Florida limited liability company

	By:	Date:
Bernadette Castro Manager

303 NE FIRST, LLC,
a Florida limited liability company

	By:	Date:
Bernadette Castro
Manager

TENANT:	NORTH/CENTRAL BKCORP, INC.,
a Florida corporation

	By:	Date:
Name:
Title:

GUARANTORS:

Date:
CAROL R. BOSSHARDT

Date:
DAVID G. COPE

Date:
RIADH A. FAKHOURY

(SIGNATURES CONTINUE NEXT PAGE)

Date:
GLORIA W. FLETCHER

Date:
MICHAEL P. HILL

Date:
KENNETH B. KIRKPATRICK

Date:
JON M. KURTZ

Date:
LORALEE W. MILLER

Date:
MICHAEL G. POTAPOW

Date:
JOB E. WHITE

Date:
THOMAS W. WILLIAMS, JR.

LLOYD GRANET, P.A.

Attorney at Law

2295 NW Corporate Boulevard, Suite 235

Boca Raton, Florida 33431-7330

Tel. (561) 999-9300	Fax (561) 999-9400

August 17, 2004	Lloyd Granet, Esq.
lgranet@granetlaw.com

Via Fax Only (352) 732-7754

Randy Klein, Esq.

Klein & Klein

333 NW 3rd Avenue

Ocala, Florida 34475

Re:	Master Lease dated August 16, 2004 (“Lease”) between Bernadette Castro, Austin International Realty, LLC, and 303 NE First, LLC (collectively “Landlord”) and North/Central BKCORP, Inc. (“Tenant”)

Dear Randy:

Attached please find a fully-executed copy of the above-referenced Lease. Please allow this letter to modify the Lease, as follows:

While the security deposits of the existing tenants (as per section 34 of the Lease) are assigned, the security deposits will not be delivered to Tenant unless and until they are due under the existing tenant’s lease, or they are to be returned under the existing tenant’s lease.

You are not authorized to release the attached Lease until your client signs below to confirm agreement with this letter.

Please contact me if you have any questions.

Yours truly,	THE ABOVE IS AGREED TO BY:

North/Central BKCORP, Inc.

Lloyd Granet	By:
Name:
LG/jjl	Title
Attachment	Date:

cc: Ms. Bernadette Castro (via fax w/out attachment)